CUSTODIAN AGREEMENT


      THIS AGREEMENT made on this ________ day of September, 1997, between the Potomac Funds, a Massachusetts business trust (hereinafter called the "Fund"), and Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin (hereinafter called "Custodian").

      WHEREAS, the Fund desires that its securities and cash shall be hereafter held and administered by Custodian pursuant to the terms of this Agreement,

      NOW, THEREFORE, in consideration of the mutual agreements herein made, the Fund and Custodian agree as follows:

1.    DEFINITIONS

      "Securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

      "Officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Fund by any two of the President, a Vice President, the Secretary and the Treasurer of the Fund, or any other persons duly authorized to sign by the Board of Trustees.

      The word "Board" shall mean Board of Trustees of the Fund.

2.    NAMES, TITLES, AND SIGNATURES OF THE FUND'S OFFICERS

      An officer of the Fund will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates described in
Section 1 hereof and the names of the members of the Board, together with any changes which may occur from time to time.

      ADDITIONAL SERIES. The Fund is authorized to issue shares of beneficial interest representing interests in separate investment portfolios. The portfolios currently covered by this Agreement are: the Potomac Japan/Long Fund and Potomac Japan/Short Fund Potomac U.S. Plus Fund, Potomac U.S./Short Fund, Potomac OTC Plus Fund, Potomac OTC/Short Fund, and the Potomac U.S. Government Money Market Fund. The parties intend that each portfolio established by the Trust, now or in the future, be covered by the terms and conditions of this Agreement.

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3.    RECEIPT AND DISBURSEMENT OF MONEY

      A. Custodian shall open and maintain a separate account or accounts in the name of the Fund, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund. Custodian shall make payments of cash to, or for the account of, the Fund from such cash only:


       (a) for the purchase of securities for the portfolios of the Fund upon the delivery of such securities to Custodian, registered in the name of the Fund or of the nominee of Custodian referred to in Section 7 or in proper form for transfer;

       (b) for the purchase or redemption of shares of beneficial interest of the Fund upon delivery thereof to Custodian, or upon proper instructions from the Fund;

       (c) for the payment of interest, dividends, taxes, investment adviser's fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing and custodian services and expenses for printing and postage);

       (d)  for  payments  in  connection  with  the  conversion,   exchange  or
            surrender of securities owned or subscribed to by the Fund held by or to be delivered to Custodian; or

       (e) for other proper corporate purposes certified by resolution of the Board.

      Before making any such payment, Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (b), (c), or (d) of this Subsection A, and also, in respect of item (e), upon receipt of an officers' certificate and a certified copy of a resolution of the Board specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made, provided, however, that an officers' certificate and a certified copy of a resolution of the Board need not precede the disbursement of cash for the purpose of purchasing a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Funds issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate and a certified copy of a resolution of the Board is received by Custodian within two business days thereafter.

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      B.    Custodian is hereby  authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of the Fund.

      C. Custodian shall, upon receipt of proper instructions, make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for shares of the Fund which are deposited into the Fund's accounts.

      D. Custodian shall collect on a timely basis all income dividends and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income dividends and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by Custodian or agent thereof and shall credit such income dividends and other payments, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to Custodian of the income to which the Fund is properly entitled.

4.    SEGREGATED ACCOUNTS

      Custodian shall hold in a separate account, and physically segregate at all times from those of any other persons, firms or corporations, pursuant to the provisions hereof, all securities and other investments other than cash and cash equivalents received by it for, or for the account of, the Fund. All such securities and other investments are to be held or disposed of by Custodian for, and subject at all times to the instructions of, the Fund pursuant to the terms of this Agreement. Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or other investments, except pursuant to the directive of the Fund and only for the account of the Fund as set forth in Section 5 of this Agreement.

5.    TRANSFER, EXCHANGE, REDELIVERY, ETC. OF SECURITIES

      Custodian shall have sole power to release or deliver any securities of the Fund held by it pursuant to this Agreement. Custodian agrees to transfer, exchange or deliver securities held by it hereunder only:

       (a) for sales of such securities for the account of the Fund upon receipt by Custodian of payment therefor;

       (b) when such securities are called, redeemed or retired or otherwise become payable;

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       (c)  for  examination  by any  broker  selling  any  such  securities  in accordance with "street delivery" custom;

       (d) in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

       (e) upon conversion of such securities pursuant to their terms into other securities;

       (f) upon exercise of subscription, purchase or other similar rights represented by such securities;

       (g)  for  the  purpose  of  exchanging   interim  receipts  or  temporary
            securities for definitive securities;

       (h) for the purpose of redeeming in kind shares of beneficial interest of the Fund upon delivery thereof to Custodian;

       (i) upon receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

       (j) for delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by Custodian and Fund, which may be in the form of cash;

       (k) for delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

       (l) for delivery in accordance with the provisions of any agreement among the Fund, Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of The National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

       (m) for release of securities to designated brokers under covered call options; provided, however, that such securities shall be released only upon payment to Custodian of monies for the premium due and a receipt for the securities which are to be held in escrow. Upon exercise of the option, or at expiration, Custodian will receive from brokers the securities previously deposited. Custodian will act strictly in accordance with proper instructions in the delivery of securities to be held in escrow and will have no responsibility or liability for any such securities which are not returned promptly when due other than to make proper request for such return; or

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       (n)  for other proper corporate purposes.

      As to any  deliveries  made by Custodian  pursuant to items (a), (b), (d),
(e), (f), and (g), securities or cash receivable in exchange therefore shall be deliverable to Custodian.

      Before making any such transfer, exchange or delivery, Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of each item of this Section 5 above, except item (n) and also, in respect of item (n), upon receipt of an officers' certificate and a certified copy of a resolution of the Board specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made, provided, however, that an officers' certificate and a certified copy of a resolution of the Board need not precede any such transfer, exchange or delivery of a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Funds issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate and a certified copy of a resolution of the Board is received by Custodian within two business days thereafter.

6.    CUSTODIAN'S ACTS WITHOUT INSTRUCTIONS

      Unless and until Custodian receives an officers' certificate to the contrary, Custodian shall: (a) present for payment all coupons and other income items held by it for the account of the Fund, which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund; (b) collect interest and cash dividends received, with notice to the Fund, for the account of the Fund; (c) hold for the account of the Fund hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it thereunder; and (d) execute, as agent on behalf of the Fund, all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

7.    REGISTRATION OF SECURITIES

      Except as otherwise directed by an officers' certificate, Custodian shall register all securities, except such as are in bearer form, in the name of the Fund or of a registered nominee of the Fund assigned by the Fund as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued hereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all times identifiable in its records.

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      The  Fund  shall  from  time  to time  furnish  to  Custodian  appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund.

8.    VOTING AND OTHER ACTION

      Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of the Fund, except in accordance with the instructions contained in an officers' certificate. Custodian shall promptly deliver, or cause to be executed and delivered, to the Fund all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

      Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund) received by Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, Custodian shall transmit promptly to the Fund all written information received by Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agent) making the tender or exchange offer.

9.    TRANSFER TAX AND OTHER DISBURSEMENTS

      The Fund shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement, provided that all such payments, disbursements and expenses shall be accounted for to the Fund.

      Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exemptable transfers and/or deliveries of any such securities.

10.   CONCERNING CUSTODIAN

      Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as set forth in Appendix A, which from time to time may be modified upon written agreement between the two parties.


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      Custodian  shall  not be  liable  for any  action  taken in good  faith in reliance on any officers' certificate herein described or certified copy of any resolution of the Board, and may rely on the genuineness of any such document which it may in good faith believe to have been properly executed.

      Custodian shall use reasonable care in providing services to the Fund pursuant to this Agreement. If the Fund requires the Custodian to advance cash or securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, it shall be reimbursed by the Fund for such advances or other costs within a reasonable time after the receipt of written notice requesting reimbursement, and any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay Custodian within a reasonable time after receipt of written notice, Custodian shall be entitled to utilize available cash and to dispose of Fund assets to the extent necessary to obtain reimbursement.

     In any and every case where payment for purchase of securities for the account of the Fund is made by Custodian in advance of receipt of the securities purchased, in the absence of specific written instructions from the Fund to so pay in advance, Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by Custodian, except that in the case of repurchase agreements entered into by the Fund with a bank which is a member of the Federal Reserve System, Custodian may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such repurchase agreement have been transferred to book-entry into a segregated non-proprietary account of Custodian or of the safe-keeping receipt, provided that such securities have in fact been so transferred by book-entry.

      Custodian agrees to indemnify and hold harmless the Fund or its nominees from all charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against the Fund or its nominees in connection with the performance of this Agreement, except such as may arise from the Fund's or its nominees own negligent action, negligent failure to act, or willful misconduct.

11.   FOREIGN SUBCUSTODIANS

      Custodian is hereby authorized to assign as subcustodians for the Fund's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule B hereto ("Foreign Subcustodians"), provided that, if the Custodian utilizes the


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services of a Foreign Subcustodian,  the Custodian shall remain fully liable and responsible for any losses caused to the Fund by the Foreign Subcustodian as fully as if the Custodian was directly responsible for any such losses under the terms of this Agreement. Upon receipt of proper instructions from the Funds, together with a certified resolution of the Board, Custodian and the Fund may agree to amend Schedule B hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as Foreign Subcustodians. Upon receipt of proper instructions from Custodian, the Fund may instruct Custodian to cease the employment of any one or more Foreign Subcustodians for maintaining custody of the Fund's assets.

      Custodian shall limit the securities and other assets maintained in the custody of Foreign Subcustodians to the following: (a) "foreign securities," as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, as amended (the "1940 Act"); and (b) cash and cash equivalents in such amounts as Custodian or the Fund may determine to be reasonably necessary to effect the Fund's foreign securities transactions. Custodian shall identify on its books and records as belonging to the Fund, the foreign securities of the Fund held by each Foreign Subcustodian.

12.   REPORTS BY CUSTODIAN

      Custodian shall furnish the Fund daily with a statement summarizing all transactions and entries for the account of Fund. Custodian shall furnish to the Fund, at the end of every month, a list of the portfolio securities showing the adjusted average cost of each issue and the market value at the end of such month. Custodian shall furnish the Fund, at the close of each quarter of the Fund's fiscal year, with a list showing cost and market values of the securities held by it for the Fund hereunder, adjusted for all commitments confirmed by the Fund as of such close, certified by a duly authorized officer of Custodian.

13.   TERMINATION

      This Agreement may be terminated by the Fund or by Custodian on sixty (60) days' notice, given in writing and sent by registered mail to Custodian at P.O. Box 2054, Milwaukee, Wisconsin 53201, or to the Potomac Funds at 550 Mamaroneck Avenue, Harrison, NY 10528, as the case may be. Upon termination of this Agreement, the Fund shall pay to Custodian such compensation as may be due hereunder as of the date of such termination and also shall reimburse Custodian for its costs, expenses and disbursements as contemplated by this Agreement.

      If a successor custodian shall be appointed by the Board, Custodian shall, upon termination, deliver to such successor custodian at the office of Custodian, all securities duly endorsed and in the form for transfer, and all other property of the Fund then held by it hereunder.


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      If this Agreement is terminated and no such successor  custodian  shall be appointed, Custodian shall, in like manner, as directed by vote of the holders of a majority of the outstanding shares of the Fund or upon receipt of a certified copy of a vote or resolution of the Board, deliver at the office of Custodian and transfer such securities, funds and other properties of the Fund then held by it hereunder as specified and in accordance with such vote or resolution.

      In the event that no written order designating a successor custodian or certified copy of a vote or resolution of the Board shall have been delivered to Custodian on or before the date when the termination of this Agreement shall become effective, then Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, of its own selection, having an aggregate capital surplus, and undivided profits, as shown by its last published report, of not less than $2,000,000, all securities, funds and other properties then held by Custodian hereunder and all instruments held by it under this Agreement. Thereafter, such bank or trust company shall be the successor of Custodian under this Agreement.

      In the event that securities, funds and other properties of the Fund remain in the possession of Custodian after the date of termination hereof owing to failure of the Fund to delivery to Custodian the written order or certified copy referred to above, or of the Board to appoint a successor custodian, Custodian shall be entitled to fair compensation for its services during such period as Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of Custodian shall remain in full force and effect.

      This Agreement may not be assigned by Custodian without the consent of the Fund, authorized or approved by a resolution of the Board.

14.   DEPOSITS OF SECURITIES IN SECURITIES DEPOSITORIES

      No provision of this Agreement shall be deemed to prevent the use by Custodian of a central securities clearing agency or securities depository, provided, however, that Custodian and the central securities clearing agency or securities depository meet all applicable federal and state laws and regulations, and the Board approves by resolution the use of such central securities clearing agency or securities depository.

15.   RECORDS

      Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such a manner as will meet the obligations of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder. All such records shall be the property of the Fund. Custodian agrees to make any such records available to the Funds upon request and to preserve such records for the periods prescribed in Rule 3 laA2

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under the Investment  Company Act of 1940, as amended.  The books and records of
Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and of auditors employed by, the Fund.

16.   REPORTS TO FUND BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent certified public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, relating to the securities provided by Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund, and shall provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, shall so state.

17.   CHOICE OF LAW

      This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin.

      Trustees and shareholders shall not be personally liable for obligations of the Funds in connection with any matter arising from or in connection with this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

      Executed in several counterparts, each of which is an original.

POTOMAC FUNDS                             FIRSTAR TRUST COMPANY

_______________________________           ________________________________

Title:_________________________           First Vice President

Date:_________________________            Date:___________________________

Attest:________________________           Attest:__________________________






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